Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-291158 on Form S-8 of our report dated February 19, 2026, relating to the financial statements of Solstice Advanced Materials Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
February 19, 2026